Exhibit 99.1

The ONE Group Reports Second Quarter 2026 Financial Results

Positive Comparable Sales, Positive Transactions Across All Business Segments

Capital Expenditures, Net of Tenant Improvement Allowances, Reduced 38% Year-Over-Year as Company Prioritizes Capital-Efficient Growth and Free Cash Flow Generation

Denver, CO – (BUSINESS WIRE) – August 5, 2026 – The ONE Group Hospitality, Inc. (“The ONE Group” or the “Company”) (Nasdaq: STKS) today reported its financial results for the second quarter ended June 28, 2026.

Highlights for the second quarter 2026 compared to the same quarter in 2025 are as follows:

●	Total GAAP revenues decreased 3.3% to $200.5 million from $207.4 million, due to the impact of permanent and temporary restaurant closures
●	Consolidated comparable sales* increased 0.9%
●	GAAP operating income increased to $6.6 million from $0.7 million
●	Restaurant operating profit** increased by 110 basis points to 16.4% of owned restaurant net revenue from 15.3%
●	Year-to-date net cash provided by operating activities improved $21.7 million to $33.0 million from $11.3 million

“Our second quarter results underscore the momentum we are building across the portfolio, driven by the continued strength of our Vibe Dining brands. Consolidated comparable sales were positive, with positive transaction growth across all segments. STK posted a strong comparable sales performance of 3.2%. We completed the relocation of our STK Downtown New York restaurant from Little West 12th to 15th Street, with the restaurant having been closed for most of the second quarter due to the transition,” said Emanuel “Manny” Hilario, President and CEO of The ONE Group.

“Quarterly margin performance was strong, with the consolidated margin expanding 110 basis points to 16.4%. These results reflect the continued execution of our operational and strategic initiatives across the portfolio,” Hilario continued.

“We remain focused on capital-efficient growth and portfolio optimization. During the quarter, we signed a new development agreement for two licensed STK locations at a major U.S. airport. We are also very excited about the expansion of the Benihana Express brand, a small footprint, fast casual version of the Benihana that you crave. Both of these are great examples of our asset-light strategy in action, which continues to gain traction with additional openings planned for the second half of the year. With this approach, we will be able to reduce capital expenditures while sustaining our development pipeline, further strengthening our balance sheet. Going forward, we remain committed to disciplined capital allocation and operational excellence as the foundation for building long-term shareholder value,” Hilario concluded.

Grill Concepts Portfolio Optimization

●	Temporarily closed three Kona Grill restaurants and two RA restaurants in January 2026 for conversion to Benihana or STK formats
●	The conversion of the Riverton Kona Grill to Benihana was completed on July 31, 2026 and is now re-opened to the public
●	The Kona Grill Baltimore conversion is expected to re-open as an STK in the third quarter
●	Conversion economics: approximately $1.0 to $1.5 million, net build-out cost per conversion with a one-year payback
●	Expected outcome: 100% profitable Grill portfolio with enhanced margins

Capital Efficiency Focus

●	Significant reduction in discretionary capital expenditures to increase free cash flow to strengthen the balance sheet
●	Prioritizing asset-light and conversion-driven growth with emphasis on franchising and licensing opportunities

●	Targeting new company-owned openings averaging $1.5 million, net or less in build-out costs

Benihana Express Expansion

●	Your Benihana fix on the go: a fast casual version of Benihana
●	800-1,000 square foot space with strong margins at a lower build-out cost
●	One Company-owned restaurant open; one Company-owned restaurant under construction; one franchised restaurant in development

2026 Completed Restaurant Development

Restaurant	Location	Date
Owned Kona Grill (relocation)	San Antonio, Texas	January 2026
Converted franchised Benihana to owned	Monterey, California	February 2026
Converted franchised Benihana Express to owned	Miami, Florida	March 2026
Owned STK (new)	Phoenix, Arizona	June 2026
Owned STK (relocation)	New York, New York	July 2026
Owned Benihana (conversion of a Kona Grill)	Riverton, Utah	July 2026

2026 Remaining Restaurant Pipeline

Currently Under Construction (3 locations):

●	Owned STK restaurant in Baltimore, Maryland (conversion of a temporarily closed Kona Grill restaurant)
●	Owned Kona Grill Bistro in Baltimore, Maryland
●	Owned Benihana Express restaurant in Denver, Colorado

Asset-Light Expansion Highlights:

●	Franchised Benihana in the Florida Keys
●	Licensed Benihana Express in the Florida Keys
●	Two-venue agreement for licensed STKs in a major U.S. airport
●	Licensed RA Sushi at Niagara Falls

Liquidity

As of June 28, 2026, the Company held $17.1 million in cash and short-term credit card receivables and had $28.7 million available under its revolving credit facility, or a total of $45.8 million in short term liquidity. Under the current conditions, the Company’s credit facility does not have any financial covenants.

2026 Financial Targets

The Company is introducing the following third quarter financial targets and updating its full year financial targets, reflecting the emphasis on expanding free cash flow through reduced capital expenditures, benefits of portfolio optimization, operational improvements, and continued Benihana integration synergies.

Financial Results and Other Select Data US$s in millions	Q3 2026 Guidance September 27, 2026	2026 Guidance December 27, 2026
Total GAAP revenues	$176 to $180	$805 to $820
Consolidated comparable sales	0% to 2%	1% to 2%
Managed, license and franchise fee revenues	Approx. $3	Approx. $14
Total owned operating expenses as a percentage of owned restaurant net revenue	85% to 87%	Approx. 82%
Consolidated total G&A, excluding stock-based compensation	Approx. $12.5	Approx. $50
Consolidated Adjusted EBITDA(1)	$12 to $15	$95 to $105
Consolidated restaurant pre-opening expenses	$1 to $2	$6.5 to $7.5 (~$2 non-cash rent)
Consolidated interest expense, net of interest income	Approx. $10	$38 to $39
Consolidated effective income tax rate		10% to 20%
Consolidated total capital expenditures, net of allowances received from landlords		Approx. $30
Consolidated number of new system-wide venues		6 to 10 new venues

(1) We have not reconciled guidance for Consolidated Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure are not available without unreasonable effort.

Conference Call and Webcast

Emanuel “Manny” Hilario, President and Chief Executive Officer, and Nicole Thaung, Chief Financial Officer, will host a conference call and webcast today at 4:30 PM Eastern Time.

The conference call can be accessed live over the phone by dialing 201-389-0908. A replay will be available after the call and can be accessed by dialing 412-317-6671; the passcode is 13760695. The replay will be available until Wednesday, August 19, 2026.

The webcast can be accessed from the Investor Relations tab of The ONE Group’s website at www.togrp.com under “News / Events.”

About The ONE Group

The ONE Group Hospitality, Inc. (Nasdaq: STKS) is an international restaurant company that develops and operates upscale and polished casual, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both in the U.S. and internationally. The ONE Group is recognized as one of “America’s Greatest Companies” (Newsweek, 2025), and Benihana is honored as one of ”America’s Best Brands for Value” (Forbes, 2025). The ONE Group’s focus is to be the global leader in Vibe Dining, and its primary restaurant brands and operations are:

●	STK, a modern twist on the American steakhouse concept with restaurants in major metropolitan cities in the U.S., Europe and the Middle East, featuring premium steaks, seafood and specialty cocktails in an energetic upscale atmosphere.
●	Benihana, an interactive dining destination with highly skilled chefs preparing food right in front of guests and served in an energetic atmosphere alongside fresh sushi and innovative cocktails. The Company franchises Benihanas in the U.S., Caribbean, Central America, and South America.
●	Samurai, an interactive dining experience located in sunny Miami, FL, provides a distinctive dining experience where skilled personal chefs masterfully perform the ancient art of teppanyaki right before your eyes.
●	Kona Grill, a polished casual, bar-centric Grill concept with restaurants in the U.S., featuring American favorites, award-winning sushi, and specialty cocktails in an upscale casual atmosphere.
●	Salt Water Social is your gateway to the seven seas, featuring an array of signature and unique fresh seafood items, complemented by the highest quality beef dishes and elegant, delicious cocktails.
●	Benihana Express, a small footprint casual concept showcasing the best of Benihana but without teppanyaki tables or bar.
●	RA, a Japanese fusion cuisine concept that offers a fun-filled, bar-forward, upbeat, and vibrant dining atmosphere with restaurants in the U.S. anchored by creative sushi, inventive drinks, and outstanding service.
●	ONE Hospitality, The ONE Group’s food and beverage hospitality services business develops, manages and operates premier restaurants and turnkey food and beverage services within high-end hotels and casinos currently operating venues in the U.S. and Europe.

Additional information about The ONE Group can be found at www.togrp.com.

Non-GAAP Definitions

We have evolved our definition of non-GAAP financial measures starting in Q4 2025. We use certain non-GAAP measures in analyzing operating performance and believe that the presentation of these measures provides investors and analysts with information that is beneficial to gaining an understanding of the Company's financial results. Non-GAAP disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP.

Reconciliations of these non-GAAP measures are included under “Reconciliation of Non-GAAP Measures” in this press release.

* Comparable sales represent total U.S. food and beverage sales at owned and managed units, a non-GAAP financial measure, opened for at least a full 24-months. This measure includes total revenue from our owned and managed locations. The Company monitors sales growth at its established restaurant base in addition to growth that results from restaurant acquisitions and new restaurant openings. Refer to the reconciliation of GAAP revenue to total food and beverage sales at owned and managed units in this press release.

** We define Restaurant operating profit as owned restaurant net revenue minus owned restaurant cost of sales and owned restaurant operating expenses. Restaurant operating profit has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of operating income to Restaurant operating profit in this press release.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including with respect to portfolio optimization, restaurant openings, the impact of the Benihana acquisition and 2026 financial targets. Forward-looking statements may be identified by the use of words such as “target,” “intend,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to: (1) our ability to integrate the new or acquired restaurants into our operations without disruptions to operations; (2) our ability to capture anticipated synergies; (3) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain employees; (4) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (5) our ability to successfully improve performance and cost, realize the benefits of our marketing efforts and achieve improved results as we focus on developing new management and license deals; (6) changes in applicable laws or regulations; (7) the possibility that The ONE Group may be adversely affected by other economic, business, and/or competitive factors, including economic downturns; (8) the impact of actual and potential changes in immigration policies, including potential labor shortages; (9) the potential impact of the imposition of tariffs, including increases in food prices and inflation and any resulting negative impacts on the macro-economic environment; (10) the impact of international conflicts on macroeconomic conditions; (11) risks related to our development and franchise partners; and (12) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed for the year ended December 28, 2025 and Quarterly Reports on Form 10-Q.

Investors are referred to the most recent reports filed with the Securities and Exchange Commission by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investors:

ICR

Michelle Michalski or Raphael Gross

(646) 277-1224

Michelle.Michalski@icrinc.com

Media:

ICR

Seth Grugle

(646) 277-1272

seth.grugle@icrinc.com

THE ONE GROUP HOSPITALITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except income per share and related share information)

	For the three periods ended June 28,	For the three periods ended June 29,	For the six periods ended June 28,	For the six periods ended June 29,
	2026	2025	2026	2025
Revenues:
Owned restaurant net revenue	$197,284	$203,907	$406,576	$411,305
Management, license, franchise and incentive fee revenue	3,193	3,472	6,717	7,203
Total revenues	200,477	207,379	413,293	418,508
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales	38,544	43,190	79,078	86,310
Owned restaurant operating expenses	126,317	129,493	255,353	258,268
Total owned operating expenses	164,861	172,683	334,431	344,578
General and administrative (including stock-based compensation of $1,137 and $2,271 for the three and six periods ended June 28, 2026, respectively, and $1,470 and $3,102 for the three and six periods ended June 29, 2025, respectively)	14,008	11,662	29,030	24,753
Depreciation and amortization	11,020	10,870	21,425	20,699
Lease termination and restaurant closure expenses	919	5,635	2,884	5,706
Pre-opening expenses	2,859	1,579	4,330	3,260
Transition and integration expenses	193	3,949	659	7,668
Transaction costs	26	61	26	130
Other expenses	34	278	54	323
Total costs and expenses	193,920	206,717	392,839	407,117
Operating income	6,557	662	20,454	11,391
Other expenses, net:
Interest expense, net of interest income	9,623	10,295	19,369	20,117
Total other expenses, net	9,623	10,295	19,369	20,117
(Loss) income before (benefit) provision for income taxes	(3,066)	(9,633)	1,085	(8,726)
(Benefit) provision for income taxes	(716)	699	446	984
Net (loss) income	(2,350)	(10,332)	639	(9,710)
Less: net loss attributable to noncontrolling interest	(228)	(228)	(441)	(581)
Net (loss) income attributable to The ONE Group Hospitality, Inc.	$(2,122)	$(10,104)	$1,080	$(9,129)
Series A Preferred Stock paid-in-kind dividend and accretion	(9,856)	(8,137)	(19,251)	(15,728)
Net loss available to common stockholders	$(11,978)	$(18,241)	$(18,171)	$(24,857)

The following table sets forth certain statements of operations data as a percentage of total revenues for the periods indicated. Certain percentage amounts may not sum to total due to rounding.

	For the three periods ended June 28,	For the three periods ended June 29,	For the six periods ended June 28,	For the six periods ended June 29,
	2026	2025	2026	2025
Revenues:
Owned restaurant net revenue	98.4%	98.3%	98.4%	98.3%
Management, license, franchise and incentive fee revenue	1.6%	1.7%	1.6%	1.7%
Total revenues	100.0%	100.0%	100.0%	100.0%
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales (1)(2)	19.5%	21.2%	19.4%	21.0%
Owned restaurant operating expenses (1)	64.0%	63.5%	62.8%	62.8%
Total owned operating expenses (1)	83.6%	84.7%	82.3%	83.8%
General and administrative (including stock-based compensation of 0.6% and 0.5% for the three and six periods ended June 28, 2026, respectively, and 0.7% for the three and six periods ended June 29, 2025, respectively)	7.0%	5.6%	7.0%	5.9%
Depreciation and amortization	5.5%	5.2%	5.2%	4.9%
Lease termination and restaurant closure expenses	0.5%	2.7%	0.7%	1.4%
Pre-opening expenses	1.4%	0.8%	1.0%	0.8%
Transition and integration expenses	0.1%	1.9%	0.2%	1.8%
Transaction costs	0.0%	0.0%	0.0%	0.0%
Other expenses	0.0%	0.1%	0.0%	0.1%
Total costs and expenses	96.7%	99.7%	95.1%	97.3%
Operating income	3.3%	0.3%	4.9%	2.7%
Other expenses, net:
Interest expense, net of interest income	4.8%	5.0%	4.7%	4.8%
Total other expenses, net	4.8%	5.0%	4.7%	4.8%
(Loss) income before (benefit) provision for income taxes	(1.5)%	(4.6)%	0.3%	(2.1)%
(Benefit) provision for income taxes	(0.4)%	0.3%	0.1%	0.2%
Net (loss) income	(1.2)%	(5.0)%	0.2%	(2.3)%
Less: net loss attributable to noncontrolling interest	(0.1)%	(0.1)%	(0.1)%	(0.1)%
Net (loss) income attributable to The ONE Group Hospitality, Inc.	(1.1)%	(4.9)%	0.3%	(2.2)%

(1)	These expenses are being shown as a percentage of owned restaurant net revenue.
(2)	Owned restaurant cost of sales as a percent of owned restaurant net revenue has improved year over year since the acquisition of Benihana in 2024, as noted in the table below.
	For the six periods ended June 28,	For the year ended December 28,	For the year ended December 31,
	2026	2025	2024
Owned restaurant cost of sales	19.4%	20.7%	21.1%

THE ONE GROUP HOSPITALITY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except share information)

	June 28,	December 28,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$6,363	$4,168
Credit card receivable	10,742	19,480
Restricted cash and cash equivalents	499	499
Accounts receivable	12,169	15,389
Inventory	9,613	9,839
Other current assets	7,714	7,521
Total current assets	47,100	56,896

Property and equipment, net	283,166	278,195
Operating lease right-of-use assets	259,513	253,228
Goodwill	155,783	155,783
Intangibles, net	128,941	128,988
Other assets	8,513	8,852
Security deposits	2,287	2,254
Total assets	$885,303	$884,196

LIABILITIES, SERIES A PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$36,635	$36,633
Accrued payroll expenses	18,287	19,286
Accrued expenses	38,492	46,356
Current portion of operating lease liabilities	14,007	13,803
Deferred gift card revenue and other	5,488	6,819
Current portion of long-term debt	9,408	9,302
Other current liabilities	1,997	1,017
Total current liabilities	124,314	133,216

Long-term debt, net of current portion, unamortized discount and debt issuance costs	329,018	334,013
Operating lease liabilities, net of current portion	306,261	293,985
Other long-term liabilities	6,473	6,319
Deferred tax liabilities, net	5,187	5,187
Total liabilities	771,253	772,720

Commitments and contingencies (Note 16)

Series A preferred stock, $0.0001 par value, 160,000 shares authorized; 160,000 issued and outstanding at June 28, 2026 and December 28, 2025	210,554	191,303

Stockholders’ deficit:
Common stock, $0.0001 par value, 75,000,000 shares authorized; 34,978,920 issued and 31,684,868 outstanding at June 28, 2026 and 34,520,226 issued and 31,242,344 outstanding at December 28, 2025	3	3
Preferred stock, other than Series A preferred stock, $0.0001 par value, 9,840,000 shares authorized; no shares issued and outstanding at June 28, 2026 and December 28, 2025	—	—
Treasury stock, at cost, 3,402,881 shares at June 28, 2026 and December 28, 2025	(19,308)	(19,308)
Additional paid-in capital	22,423	39,712
Accumulated deficit	(92,136)	(93,216)
Accumulated other comprehensive loss	(3,056)	(3,029)
Total stockholders’ deficit	(92,074)	(75,838)
Noncontrolling interests	(4,430)	(3,989)
Total deficit	(96,504)	(79,827)
Total liabilities, Series A preferred stock and stockholders' deficit	$885,303	$884,196

Reconciliation of Non-GAAP Measures

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). In this press release, we also make references to the following non-GAAP financial measures: total food and beverage sales at owned and managed units, Adjusted EBITDA, Restaurant operating profit and Restaurant EBITDA.

Total food and beverage sales at owned and managed units. Total food and beverage sales at owned and managed units represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees. We believe that this measure represents a useful internal measure of performance as it identifies total sales associated with our brands and hospitality services that we provide. Accordingly, we include this non-GAAP measure so that investors can review financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing performance of restaurants and other services we operate, whether or not the operation is owned by us. However, because this measure is not determined in accordance with GAAP, it is susceptible to varying calculations and not all companies calculate these measures in the same manner. As a result, this measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP measure is presented as supplemental information and not as an alternative to any GAAP measurements. The following table includes a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units (in thousands):

	For the three periods ended June 28,	For the three periods ended June 29,	For the six periods ended June 28,	For the six periods ended June 29,
	2026	2025	2026	2025
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Owned restaurant net revenue (1)	$197,284	$203,907	$406,576	$411,305
Management, license and incentive fee revenue	3,193	3,472	6,717	7,203
GAAP revenues	$200,477	$207,379	$413,293	$418,508

Food and beverage sales from managed units (1)	28,913	31,180	60,122	64,984

Total food and beverage sales at owned and managed units	$226,197	$235,087	$466,698	$476,289

(1)	Components of total food and beverage sales at owned and managed units

The following table presents a reconciliation of Owned restaurant net revenue for the six periods ended June 28, 2026 to the six periods ended June 29, 2025 (in thousands):

Owned restaurant net revenue for the six periods ended June 29, 2025	$411,305
Decrease in sales for Grill Concepts restaurants closed(1)	(15,539)
Decrease in sales due to the elimination of auto-gratuities(2)	(2,631)
Increase in sales due to fiscal calendar shift(3)	8,291
Other changes in sales(4)	5,150
Owned restaurant net revenue for the six periods ended June 28, 2026	406,576

(1)	Grill Concepts restaurants closed are comprised of Owned restaurant net revenue from Grill Concepts closed prior to June 28, 2026.
(2)	The elimination of auto-gratuities has no impact on net income attributable to The ONE Group Hospitality, Inc. or Adjusted EBITDA attributable to The ONE Group Hospitality, Inc. as the associated expense in Owned restaurant operating expenses was also eliminated.
(3)	On January 1, 2025, the Company transitioned from a calendar-based fiscal year to a 52/53-week fiscal year. The Company’s first six periods of 2026 was the 182-day period of December 29, 2025 through June 28, 2026 compared to the first six periods of 2025 which was the 180-day period of January 1, 2025 through June 29, 2025. The first six periods of 2026 included New Year’s Eve while the first six periods of 2025 did not include New Year’s Eve.
(4)	Other changes in sales is comprised of sales generated by new restaurant openings and the change in same store sales of 0.3%.

The following table presents the elements of the quarterly and annual Same Store Sales measure for 2025 and 2026:

	2025 vs. 2024					2026 vs. 2025
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	YTD
US STK Owned Restaurants	(2.3)%	(4.9)%	(6.2)%	(0.7)%	(3.4)%	(0.1)%	2.5%	1.1%
US STK Managed Restaurants	(12.7)%	(9.5)%	(4.7)%	4.2%	(4.6)%	8.1%	6.4%	7.3%
US STK Total Restaurants	(3.6)%	(6.0)%	(5.8)%	0.3%	(3.7)%	1.4%	3.2%	2.2%
Benihana Owned Restaurants	0.7%	0.4%	(4.0)%	(0.4)%	(0.8)%	—%	0.8%	0.4%
Grill Concepts Owned Restaurants	(13.7)%	(14.6)%	(11.8)%	(9.4)%	(12.5)%	(5.3)%	(2.9)%	(4.1)%
Combined Same Store Sales	(3.2)%	(4.1)%	(5.9)%	(1.8)%	(3.7)%	(0.3)%	0.9%	0.3%

Adjusted EBITDA. We define Adjusted EBITDA as net (loss) income before interest expense, provision for income taxes, depreciation and amortization, stock-based compensation, lease termination and restaurant closure expenses, transition and integration expenses, transaction costs, non-cash rent, non-cash impairment loss, non-recurring gains and losses, certain transactional and exit costs, and loss on early debt extinguishment. Not all the aforementioned items defining Adjusted EBITDA occur in each reporting period but have been included in our definitions of terms based on our historical activity. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.

The following table presents a reconciliation of net loss to EBITDA and Adjusted EBITDA for the periods indicated (in thousands):

	For the three periods ended June 28,	For the three periods ended June 29,	For the six periods ended June 28,	For the six periods ended June 29,
	2026	2025	2026	2025
Net (loss) income attributable to The ONE Group Hospitality, Inc.	$(2,122)	$(10,104)	$1,080	$(9,129)
Net loss attributable to noncontrolling interest	(228)	(228)	(441)	(581)
Net (loss) income	(2,350)	(10,332)	639	(9,710)
Interest expense, net	9,623	10,295	19,369	20,117
(Benefit) provision for income taxes	(716)	699	446	984
Depreciation and amortization	11,020	10,870	21,425	20,699
EBITDA	17,577	11,532	41,879	32,090
Stock-based compensation	1,137	1,470	2,271	3,102
Lease termination and restaurant closure expenses(1)	919	5,635	2,884	5,706
Transition and integration expenses	193	3,949	659	7,668
Transaction costs	26	61	26	130
Non-cash rent(2)	1,091	280	1,530	(857)
Other expenses	34	278	54	323
Adjusted EBITDA	20,977	23,205	49,303	48,162
Adjusted EBITDA attributable to noncontrolling interest	(120)	(156)	(402)	(396)
Adjusted EBITDA attributable to The ONE Group Hospitality, Inc.	$21,097	$23,361	$49,705	$48,558

(1)	Lease termination and restaurant closure expenses are costs associated with closed locations.
(2)	Non-cash rent expense is included in owned restaurant operating expenses, pre-opening expenses and general and administrative expense on the condensed consolidated statements of operations.

Restaurant operating profit and Restaurant EBITDA. We define Restaurant operating profit as owned restaurant net revenue minus owned restaurant cost of sales and owned restaurant operating expenses. We define Restaurant EBITDA as Restaurant operating profit minus non-cash rent.

We believe Restaurant operating profit and Restaurant EBITDA are an important component of financial results because: (i) they are widely used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance, and (ii) we use Restaurant operating profit and Restaurant EBITDA as key metrics to evaluate our restaurant financial performance compared to our competitors. We use these metrics to facilitate a comparison of our operating performance on a consistent basis from period to period, to analyze the factors and trends affecting our business and to evaluate the performance of our restaurants.

The following table presents a reconciliation of Operating income to Restaurant operating profit and Restaurant EBITDA for the periods indicated (in thousands):

	For the three periods ended June 28,	For the three periods ended June 29,	For the six periods ended June 28,	For the six periods ended June 29,
	2026	2025	2026	2025
Operating income as reported	$6,557	$662	$20,454	$11,391
Management, license and incentive fee revenue	(3,193)	(3,472)	(6,717)	(7,203)
General and administrative	14,008	11,662	29,030	24,753
Depreciation and amortization	11,020	10,870	21,425	20,699
Lease termination and restaurant closure expenses	919	5,635	2,884	5,706
Pre-opening expenses	2,859	1,579	4,330	3,260
Transition and integration expenses	193	3,949	659	7,668
Transaction costs	26	61	26	130
Other expenses	34	278	54	323
Restaurant operating profit	$32,423	$31,224	$72,145	$66,727
Restaurant operating profit as a percentage of owned restaurant net revenue	16.4%	15.3%	17.7%	16.2%
Non-cash rent	(114)	700	(218)	(852)
Restaurant EBITDA	$32,309	$31,924	$71,927	$65,875
Restaurant EBITDA as a percentage of owned restaurant net revenue	16.4%	15.7%	17.7%	16.0%

Restaurant operating profit by brand is as follows (in thousands):

	For the three periods ended June 28,	For the three periods ended June 29,	For the six periods ended June 28,	For the six periods ended June 29,
	2026	2025	2026	2025
STK restaurant operating profit (Company owned)	$9,247	$8,256	$22,220	$18,392
STK restaurant operating profit (Company owned) as a percentage of STK revenue (Company owned)	17.4%	16.1%	19.5%	17.3%
Benihana restaurant operating profit (Company owned)	$21,874	$20,772	$47,261	$43,658
Benihana restaurant operating profit (Company owned) as a percentage of Benihana revenue (Company owned)	18.9%	18.0%	20.0%	18.9%
Core Grill Concepts restaurant operating profit	$1,315	$2,580	$2,973	$5,634
Core Grill Concepts restaurant operating profit as a percentage of Core Grill Concepts revenue	4.9%	9.1%	5.6%	10.2%

Restaurant EBITDA by brand is as follows (in thousands):

	For the three periods ended June 28,	For the three periods ended June 29,	For the six periods ended June 28,	For the six periods ended June 29,
	2026	2025	2026	2025
STK restaurant EBITDA (Company owned)	$8,848	$8,148	$21,359	$17,843
STK restaurant EBITDA (Company owned) as a percentage of STK revenue (Company owned)	16.6%	15.9%	18.7%	16.8%
Benihana restaurant EBITDA (Company owned)	$22,224	$21,308	$47,979	$44,479
Benihana restaurant EBITDA (Company owned) as a percentage of Benihana revenue (Company owned)	19.2%	18.5%	20.3%	19.3%
Core Grill Concepts restaurant EBITDA	$1,213	$2,980	$2,821	$4,616
Core Grill Concepts restaurant EBITDA as a percentage of Core Grill Concepts revenue	4.5%	10.6%	5.3%	8.3%